Confidential Treatment Requested by Carbonite, Inc.
Exhibit 10.10C
THIRD AMENDMENT TO COLOCATION/INTERCONNECTION LICENCE
     This Third Amendment to Colocation/Interconnection License (hereinafter referred to as the “Third Amendment”) is made as of the 31st day of October 2008, by and between MARKLEY BOSTON, LLC (“Licensor”) and CARBONITE, INC. (“Licensee”).
W I T N E S S E T H:
     WHEREAS, Licensor and Licensee entered into that certain Colocation/Interconnection License dated August 30, 2006 (the “License”), for the license of approximately 323 square feet of rentable space in the Neutral Colocation Room on the fourth (4th) floor of the building (the “Building”) commonly known as One Summer Street, Boston, Massachusetts;
     WHEREAS, Licensor and Licensee entered into that First Amendment to Colocation/Interconnection License dated October 31, 2006 for the license of an additional 238 rentable square feet (together with the 323 square feet, collectively the “Existing Space”);
     WHEREAS, Licensor and Licensee entered into that certain Second Amendment to Colocation/Interconnection License dated January 9, 2008 increasing the Premises by 1,500 square feet of space on the 8th floor of the Building.
     WHEREAS Licensor and Licensee now wish to change the terms of the License, increasing the Premises by an additional 500 rentable square feet as described below;
     NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License as follows:
     1. Upon execution of this Third Amendment, Licensee will pay to Licensor a Set-Up Fee of $[***] and additional Security Deposit of $[***].
     2. Licensor agrees, and Licensee acknowledges, that Licensor shall provide an additional space of approximately 500 square feet in Suite 800 of the Building (“Additional Premises”) designed to accommodate a row of 21 additional Licensee supplied cabinets. Licensor shall install two-tier overhead racking for power and communications. Licenser shall also provide panels populated with twenty one (21) primary and twenty one (21) redundant 200amp, 208v (3ph) circuit breakers for distribution by Licensee. Power shall not be backed up by UPS but will be supported by generator. Licensee is required to maintain the 2N configuration at all times and Licensor has the right to shut down one side of the power service at any time for maintenance or any other reason. Licensor shall have no liability to Licensee for any damages resulting from Licensee’s failure to maintain the 2N configuration. Licensor shall install revenue grade metering devices to submeter Licensee’s consumed power (hereinafter referred to as “Licensor’s Work”). The date on which Licensor’s Work is completed shall be the “Completion Date.”
     3. Licensee’s allowed total power draw for the Premises shall be adjusted up to 292kW. Power shall be submetered and shall be passed through to Licensee at the building’s power rate with no mark up by Licensor. In maintaining a 2N configuration, Licensee may not exceed a

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Carbonite, Inc.
combined total power load of 64kW from any pair of redundant panels at any time. If Licensee exceeds a total load of 64kW from any pair of panels, and has not remedied the violation within seven (7) days after e-mail notice from Licensor, Licensee will pay an Additional Power Fee to Landlord of $[***]. The Additional Power Fee will double each subsequent week that Licensee has not remedied its violation of obligation to maintain a 2N configuration.
     4. Once Licensee receives a statement for its power charges, such Power Fees and any other non-recurring charges which may be incurred from time to time shall be due 30 days from the date of the statement.
     5. Licensor shall ensure that the temperature of open space in the room in which the Premises are located will remain between 64 and 78 degrees Fahrenheit, and relative humidity will remain between 30% and 70%. If the temperature or humidity as measured by Licensor’s monitoring equipment with sensors in the cold aisles in the Premises exceeds these parameters three or more times in any calendar month, Licensee shall receive a Service credit to be applied to Licensee’s next rent payment, equal to one-half of one month of Base Fees. Licensor further warrants to Licensee that during the Term, and any extension hereof, Licensor shall make best commercial efforts to rectify, correct and cure any incidents or occurrences of the temperature or relative humidity in the room not meeting or complying with the environmental parameters set forth above.
     6. As of the Completion Date the Base Fees under the License shall be increased to a total of $[***].
     7. All fees under the License as amended by the First Amendment, Second Amendment and this Third Amendment shall escalate by [***]% on each anniversary of the Completion Date.
     8. The License is hereby ratified and confirmed and, as modified by this Third Amendment, shall remain in full force and effect. All references appearing in the License and in any related instruments shall be amended and read thereafter to be references to the License as further amended by this Third Amendment. All terms which are defined in the License shall have the same meanings when used in this Third Amendment (unless a contrary intent is clearly indicated from the context herein).
     IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be duly executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

LICENSEE:			LICENSOR:
CARBONITE, INC.			MARKLEY BOSTON, LLC

By:	/s/ Andrew P. Keenan		By:	/s/ Jeffrey D. Markley
	Name:	Andrew P. Keenan		Name:	Jeffrey D. Markley
	Title:	CFO		Title:	Manager

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.